                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                                      of

                              DAMES & MOORE GROUP

                                      to

                        DEMETER ACQUISITION CORPORATION
                         a wholly owned subsidiary of

                                URS CORPORATION

                   (Not to be used for signature guarantees)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (including the associated preferred stock purchase rights, the "Shares"), of Dames & Moore Group, a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase, dated May 11, 1999 (the "Offer to Purchase")) or
(iii) if the procedures for delivery of Shares by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an "Eligible Institution" (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                   ChaseMellon Shareholder Services, L.L.C.

         By Mail:                  By Hand:            By Overnight Delivery:



Reorganization Department Reorganization Department  Reorganization Department
       PO Box 3301               120 Broadway            85 Challenger Road
   South Hackensack, NJ           13th Floor              Mail Stop--Reorg
          07606               New York, NY 10271     Ridgefield Park, NJ 07660

                              By Fax Transmission
                       (for Eligible Institutions only):

                                (201) 296-4293

                          For Fax Confirmation Only:

                                (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The guarantee on the last page must be completed.


 Ladies and Gentlemen:

   The undersigned hereby tenders to Demeter Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of URS Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

 Number of Shares: _________________________________________________________

 Share Certificate Number(s) (if available): _______________________________

 If Share(s) will be delivered by book-entry transfer, check this box. [_]

 Account Number: ___________________________________________________________

 Name(s) of Record Holder(s): ______________________________________________

 ___________________________________________________________________________
                            (Please Type or Print)

 Address(es): ______________________________________________________________

 ___________________________________________________________________________
                                                                   (Zip Code)

 Area Code and Telephone Number(s): ________________________________________

 ___________________________________________________________________________

 Signature(s) ______________________________________________________________

 Dated: ____________, 1999


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


                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE

   The undersigned, a financial institution which is a member of the Securities Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act and (b) guarantees to deliver to the Depositary, at its address set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or a timely confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date of execution of this Notice of Guaranteed Delivery.

 Name of Firm ______________________________________________________________

 ___________________________________________________________________________
                             (Authorized Signature)

 Address ___________________________________________________________________
                                                                   (Zip Code)
 Area Code and Telephone Number: ___________________________________________

 Name: _____________________________________________________________________
                             (please print or type)

 Title: ____________________________________________________________________

 Dated: ____________, 1999

 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED
       DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

 THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED FOR SIGNATURE
 GUARANTEE.


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